Exhibit 99.1

ZIRCON CORPORATION

FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2022 AND 2021

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors Zircon Corporation Campbell, California

We have audited the financial statements of Zircon Corporation, which comprise the balance sheets as of March 31, 2022 and 2021, and the related statements of income, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Zircon Corporation as of March 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Zircon Corporation and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Zircon Corporation’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Zircon Corporation’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Zircon Corporation’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

June 24, 2022

ZIRCON CORPORATION

BALANCE SHEETS

Assets

	March 31,
	2022	2021
Current assets:
Cash	$85,001	$118,602
Accounts receivable, less allowance for doubtful accounts of $115,000 and $120,000 respectively	7,588,818	10,895,341
Receivable from affiliate	200,449	175,751
Note receivable from shareholder	50,000	-
Inventory	14,298,858	11,914,630
Prepaid expenses and other assets	822,526	192,153

Total current assets	23,045,652	23,296,477

Property and equipment, net of accumulated depreciation and amortization	2,003,666	2,730,820
Federal tax deposit	70,461	103,914
Intangible assets, net of amortization	825,805	838,234
Deposits	19,195	19,195
	$25,964,779	$26,988,640
Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$7,043,665	$3,500,000
Notes payable, current portion	410,000	410,000
Accounts payable	5,262,025	6,348,420
Accrued expenses	1,665,610	2,785,174
Due to affiliate	85,073	346,082

Total current liabilities	14,466,373	13,389,676

Notes payable, net of current portion	270,834	680,834
Notes payable to Stauss Family Administrative Trust	907,420	1,155,175
Note payable to affiliate	800,000	400,000

Shareholders’ equity:
Common stock; no par value, 20,000,000 shares authorized,10,000,000 shares issued and outstanding	1,000	1,000
Retained earnings	9,519,152	11,361,955
Total shareholders’ equity	9,520,152	11,362,955
	$25,964,779	$26,988,640

See accompanying independent auditor’s report and notes to financial statements.

4

ZIRCON CORPORATION

STATEMENTS OF INCOME

	Year Ended March 31,
	2022	2021
Net sales	$35,561,413	$40,876,885
Cost of sales	22,981,670	25,599,631
Gross profit	12,579,743	15,277,254
Operating expenses:
General and administrative	5,420,624	5,188,802
Marketing and selling	4,569,678	4,142,715
Research and development	2,034,254	2,031,997
Total operating expenses	12,024,556	11,363,514
Income before other operating items	555,187	3,913,740
Other operating items:
Loan forgiveness from Paycheck Protection Program	-	1,364,213
Interest expense	(304,544)	(332,660)
Other (loss) income	(33,135)	18,333
Patent and technology impairment expense	(5,995)	(286,047)
Net other operating items	(343,674)	763,839
Income before taxes	211,513	4,677,579
State franchise tax expense	1,484	24,173
Net income	$210,029	$4,653,406

See accompanying independent auditor’s report and notes to financial statements.

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ZIRCON CORPORATION

STATEMENTS OF SHAREHOLDERS’ EQUITY

Years Ended March 31, 2022 and 2021

	Common Stock		Retained
	Shares	Amount	Earnings	Total
Balances, April 1, 2020	10,000,000	$1,000	$6,708,549	$6,709,549
Net income	-	-	4,653,406	4,653,406
Balances, March 31, 2021	10,000,000	1,000	11,361,955	11,362,955
Net income	-	-	210,029	210,029
Shareholder distributions	-	-	(2,052,832)	(2,052,832)
Balances, March 31, 2022	10,000,000	$1,000	$9,519,152	$9,520,152

See accompanying independent auditor’s report and notes to financial statements.

6

ZIRCON CORPORATION

STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$210,029	$4,653,406
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,307,631	1,370,161
Allowance for doubtful accounts	(5,000)	98,000
Patent and technology impairment expense	5,995	286,047
Forgiveness of Paycheck Protection Program loan	-	(1,364,213)
Forgiveness of Economic Injury Disaster Loan advance	-	(10,000)
Changes in assets and liabilities:
Accounts receivable	3,311,523	(4,003,166)
Receivable from affiliate	(24,698)	(65,457)
Inventory	(2,384,228)	(1,367,043)
Prepaid expenses and other assets	(630,373)	(1,628)
Federal tax deposit	33,453	(103,914)
Accounts payable	(1,086,395)	1,896,559
Accrued expenses	(1,119,564)	1,383,343
Due to affiliate	(261,009)	89,631
Net cash (used in) provided by operating activities	(642,636)	2,861,726
Cash flows from investing activities:
Capital expenditures	(507,134)	(521,716)
Intangible assets investments	(66,909)	(41,229)
Issuance of note receivable to shareholder	(50,000)	-
Net cash used in investing activities	(624,043)	(562,945)
Cash flows from financing activities:
Net borrowing (repayment) on line of credit	3,543,665	(3,356,466)
Payments on notes payable	(410,000)	(538,333)
Increase in note payable to affiliate	400,000	-
Repayment of note payable to Stauss Family Administrative Trust	(247,755)	-
Distributions to shareholders	(2,052,832)	-
Proceeds from Paycheck Protection Program loan	-	1,367,000
Proceeds from Economic Injury Disaster Loan advance	-	10,000
Repayment of Paycheck Protection Program loan	-	(2,787)
Net cash provided by (used in) financing activities	1,233,078	(2,520,586)
Net decrease in cash	(33,601)	(221,805)
Cash, beginning of year	118,602	340,407
Cash, end of year	$85,001	$118,602

See accompanying independent auditor’s report and notes to financial statements.

7

ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 1 - Nature of operations

Zircon Corporation (the “Company”) was incorporated in California in 1977. The Company is principally engaged in the design and manufacture of electronic-based consumer hardware and sells its products primarily to retail outlets located throughout the United States, Canada, Japan and Europe. The Company operates from its headquarters located in Campbell, California and an affiliate facility located in Ensenada, Mexico. The Company’s operations are supported by an affiliated entity located in the United Kingdom.

Note 2 - Summary of significant accounting policies Basis of presentation

The accompanying financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP). On this basis, revenue and the related assets are recognized when services are performed and products are sold, and expenses and related liabilities are recorded when the obligation is incurred.

Revenues from contracts with customers

The Company recognizes revenue in accordance with Accounting Standard Codification Topic 606, Revenue from Contracts with Customers (ASC 606).

Performance obligations

The Company’s revenue is derived from sales of products to customers. The Company satisfies its performance obligation and recognizes revenue at the time the customer obtains the rights to the product, which is generally when goods are shipped. As a result, the majority of the Company’s revenue is recognized at a point in time.

The Company’s contracts with customers include promises to transfer goods that have one or multiple performance obligations. Generally, the multiple performance obligations are separately identifiable from other promises in the contract and provide benefits to the customers on their own. Therefore, such performance obligations are considered to be distinct and are accounted for as a separate unit of account. These performance obligations are substantially the same and are transferred to the customer in the same pattern. The Company considers these performance obligations to be a series of distinct goods and accounts for them as one single performance obligation. Revenue is recognized when the performance obligation is satisfied by transferring control over a good to the customer.

Variable consideration

The structure of the Company’s contracts allows for variable consideration including volume discounts and rights of return. The liability for sales returns, including the impact of the related cost, is immaterial to the transaction price. The Company offers volume discounts to a limited number of qualifying customers which allow for discounts that are applied to all purchases under the agreement on a retrospective basis. Management has estimated the impact of the volume discounts from annual contracts approximates $266,000 for each of the years ended March 31, 2022 and 2021. These amounts were determined to be insignificant to total sales.

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ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 2 - Summary of significant accounting policies (continued) Revenues from contracts with customers (continued)

Significant financing component

Contracts with customers do not contain significant financing components based on the typical period of time between performance of services and collection of consideration.

Warranty

The Company provides an assurance warranty that its products and the functionalities work as intended and comply with defined specifications. The Company does not provide an extended service warranty to its customers. The cost associated with the assurance warranty is insignificant.

Disaggregation of revenue

Revenue generated per major product line:

	Year Ended March 31,
	2022	2021
Stud sensor edge	$21,006,531	$24,162,619
Multifunctional scanners	5,593,262	8,334,758
Stud sensor center	5,133,000	6,716,126
Other	3,828,620	1,663,382
	$35,561,413	$40,876,885

Revenue per geographic region:

	Year Ended March 31,
	2022	2021
United States	$30,819,773	$35,949,677
Canada	2,425,566	2,596,954
Japan	1,383,254	1,495,182
Europe	482,409	561,838
Other	450,411	273,234
	$35,561,413	$40,876,885

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ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 2 - Summary of significant accounting policies (continued) Accounts receivable

The Company provides credit without requiring collateral, in the normal course of business, to credit- worthy customers as determined by management’s review of references and credit reports. Bad debts are charged against the allowance for doubtful accounts. The allowance is adjusted to provide a specific and general reserve for estimated uncollectible accounts, which is based on management’s judgment.

Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, management believes that losses on balances outstanding will not exceed the allowance.

The following represents the Company’s opening and ending balances of accounts receivable from contracts with customers:

	April 1,	March 31,	March 31,
	2020	2021	2022
Accounts receivable, net of discounts	$6,990,175	$10,895,341	$7,588,818

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out (FIFO) method. Labor and overhead associated with inventory purchases are estimated and capitalized in inventory.

Property, equipment, depreciation and amortization

Property and equipment are stated at cost. Leasehold improvements are amortized over the shorter of the lease terms or estimated useful lives of the respective assets. Depreciation is computed using either the units of production method or declining-balance method over the following estimated useful lives of the respective assets:

Patents	14 - 20 years
Leasehold improvements	7 - 10 years
Computer equipment	5 years
Manufacturing equipment	3 - 5 years
Furniture and office equipment	7 years
Vehicles	5 years

Intangible assets

Included in intangible assets are the cost of internally developed and purchased patents as well as the cost of the exclusivity rights and licenses secured by the Company for certain technology. The cost of issued patents is comprised of legal and filing fees. The intangible assets are recorded at cost on the balance sheet and adjusted for amortization, abandonments, and impairments (see Note 6). Amortization is computed using the straight-line method over their estimated useful lives of 5 to 20 years. Amortization for filed patents not yet issued will begin upon the date of issuance.

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ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 2 - Summary of significant accounting policies (continued)

Development cost

The Company incurs cost associated with development of software technologies and applications. The applications are considered internal-use software as the Company does not plan to license their use for a fee. The company capitalizes the eligible internal and external cost incurred in the development stage and amortizes the cost over 40 months. As of March 31, 2022, included in the fixed assets is approximately $429,000 of unamortized development cost, which is expected to be amortized over the remaining 15 months. Amortization expense for the year ended March 31, 2022 and 2021 approximated

$332,000.

Taxes on income

The Company has elected to be an S Corporation under the Internal Revenue Code. The shareholders are taxed individually for federal and California income tax purposes on their proportionate share of the Company’s taxable income. The Company is taxed by the State of California as an S Corporation at a rate of 1.5% based on its taxable income or $800, whichever is greater.

In 2021, California established the Small Business Relief Act, which allows qualified pass-through entities that file a California tax return to elect to pay and deduct a pass-through entity tax of 9.3% on qualified net income. Although the Company may deduct this payment to calculate its corporate tax expense, this tax payment is made on behalf of the shareholders and for financial reporting purposes is treated as an equity transaction. Included in distributions is approximately $55,000 that will be deducted as an expense for federal income tax purposes in 2021.

The Company adopted the accounting standard related to uncertainties in income taxes. The Company’s income tax filings are subject to audit by various tax authorities and are open to examination by a major tax jurisdiction back to 2018. Management believes estimates related to income tax uncertainties are appropriate based on current facts and circumstances. Any interest and penalties related to income tax matters are classified as a component of income tax expense.

Advertising and promotion

The Company participates in co-operative advertising programs for some of its customers and expenses related to these programs are accrued based on management’s estimates. Advertising and promotion expenses were $716,951 and $391,872 for the years ended March 31, 2022 and 2021, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Significant estimates used in preparing these financial statements include the allowance for doubtful accounts, inventory obsolescence reserve, allocation of overhead to inventory, estimated future benefit and fair value of intangible assets, accrued rebates and advertising allowances, useful lives and depreciation methods of property and equipment, uncertain tax positions and technological feasibility of internally developed computer software. It is at least reasonably possible that the significant estimates used will change within the next year.

11

ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 2 - Summary of significant accounting policies (continued)

Fair value

The Company has adopted fair value accounting guidance for all applicable assets and liabilities to define fair value, establish a framework for measuring fair value, and enhance fair value measurement disclosure. When measuring fair value, an entity must maximize the use of observable inputs and minimize the use of unobservable inputs. Management measures intangible assets at fair value on a non-recurring basis using internally developed assumptions about the market as there is no market activity available. All carrying amounts of other applicable assets and liabilities on the Company’s balance sheet approximate fair value.

New accounting pronouncements not yet adopted

In 2016 and through subsequent amendments, the FASB issued new accounting guidance for reporting leases, which requires an entity that is a lessee to classify leases as either finance or operating and to recognize a lease liability and a right-of-use asset for all leases that have a term of greater than 12 months. Leases of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard will be effective for annual reporting periods beginning with April 1, 2022, and must be applied using a modified retrospective approach. The Company is currently evaluating the impact of adopting this standard on its financial statements.

In 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses. The standard requires a financial asset (including trade receivables) measured at amortized cost basis to be presented at the net amount expected to be collected. Thus, the income statement will reflect the measurement of credit losses for newly recognized financial assets as well as the expected increases or decreases of expected credit losses that have taken place during the period. This standard will be effective for the calendar year beginning April 1, 2023. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

Other accounting pronouncements that have been enacted but not yet implemented are not expected to have a material impact on the Company’s financial statements.

Accounting for commonly controlled entities

The Company adopted a private company accounting alternative to applying the guidance within the Variable Interest Entities subsections of the FASB Codification Subtopic 810-10, Consolidation-Overall to entities under common control. The private company accounting alternative applies only to legal entities that are not public business entities and when the reporting entity does not have a controlling financial (voting) interest. As such, the financial results of the commonly controlled companies Zircon de Mexico S.A. de C.V. and Zircon Corporation Limited, variable interest entities, have not been consolidated with the Company in these financial statements. See Note 10 for additional information regarding these affiliated companies.

Subsequent events

In preparing its financial statements, the Company has evaluated subsequent events through June 24, 2022, which is the date the financial statements were available to be issued.

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ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 3 - Note receivable from shareholder

In April 2021, the Company advanced $50,000 to a shareholder and recorded a note receivable. The note receivable principal and the interest were repaid subsequent to March 31, 2022. The note is classified as a current asset on the balance sheet due to the short-term repayment period.

Note 4 - Inventory

Inventory consisted of the following:

	March 31,
	2022	2021
Finished goods	$7,310,959	$6,413,782
Raw materials and parts	5,013,556	3,783,684
Work in process	1,974,343	1,717,164
	$14,298,858	$11,914,630

Note 5 - Property and equipment

Property and equipment consisted of the following:

	March 31,
	2022	2021
Manufacturing equipment	$8,353,480	$8,685,796
Computer equipment	2,600,515	2,466,403
Leasehold improvements	851,099	913,850
Furniture and office equipment	647,184	639,876
Vehicles	258,086	258,086
	12,710,364	12,964,011

Construction in progress	133,078	116,695

	12,843,442	13,080,706
Less accumulated depreciation and amortization	(10,839,776)	(10,349,886)
	$2,003,666	$2,730,820

Depreciation and amortization expense was $1,234,288 and $1,300,960 for the years ended March 31, 2022, and 2021, respectively.

Construction in progress consists of assets and technologies under internal development. The Company starts depreciation once the assets are completed and placed in service. During the year ended March 2021, management evaluated the technology in construction in progress for impairment and recorded impairment expense of $213,043. No impairment expenses were recognized during the year ended March 31, 2022.

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ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 6 - Intangible assets

Intangible assets consisted of the following:

	March 31,
	2022	2021
Patents issued and pending	$1,259,483	$1,198,569
Exclusivity rights and licenses	167,542	167,542
	1,427,025	1,366,111
Less accumulated amortization	(601,220)	(527,877)
	$825,805	$838,234

The amortization expense of intangible assets amounted to $73,343 and $69,201 for the years ended March 31, 2022 and 2021, respectively. Included in the cost of patents is $121,228 and $130,752 for patents that were not subject to amortization as of March 31, 2022 and 2021, respectively.

The Company evaluates intangible assets for impairment and writes off assets that are not used in any products. During the year ended March 31, 2022 and 2021, the Company recorded $5,995 and $73,004, respectively, of impairment expense for pending patents that were estimated by management to have less technological benefit than previously expected. The expected amortization expense for intangible assets for future years is as follows:

For the Years Ending March 31,	Amount
2023	$72,530
2024	71,863
2025	66,846
2026	66,087
2027	65,972
Thereafter	361,279
$704,577

Note 7 - Line of credit

The Company has a revolving line of credit with a bank, which allows borrowings up to $10,000,000 that expires in November 2022. As further defined in the agreement, borrowings bear interest at either a fixed rate for a fixed term (2.36% per annum in excess of Daily Simple SOFR) or variable rate (Reference Rate) selected by management which was 2.41% for $6,500,000 and 3.5% for $543,665 of outstanding borrowings on the line of credit balance at March 31, 2022. The line of credit is secured by substantially all of the Company’s assets.

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ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 8 - Notes payable

In July 2015, the Company entered into a term loan with a bank for $2,000,000 to finance the growth of the business and inventory. Under the agreement, the Company paid approximately $33,000 in monthly principal payments plus interest. The note was repaid in July 2020 and was secured by the Company’s assets. Interest paid on the loan during the year end March 31, 2021 was immaterial.

In July 2018, the Company entered into a term loan with a bank for $1,750,000 to finance the growth of the business and inventory. Under the agreement, the Company pays approximately $29,000 in monthly principal payments plus interest. During the year ended March 31, 2022, interest paid on the loan approximated $46,000. The note matures in August 2023 and is secured by the Company’s assets.

Borrowings bear interest at either a fixed rate (3.5% per annum in excess of LIBOR rate) or variable rate (0.25% in excess of Reference Rate) as selected by management. The Company executed an interest- rate swap agreement to convert the variable interest rate to 6.56% fixed interest rate for the full term of the note. The fair value of the interest-rate swap is not material to the financial statements for the year ended March 31, 2022 and has not been recorded.

In September 2019, the Company entered into a term loan with a bank for $300,000 to finance the growth of the business and inventory. Under the agreement, the Company paid interest only from November 2019 through April 2020, and starting in May 2020, the Company made monthly payments of $5,000 plus interest. During the year ended March 31, 2022, interest paid on the loan approximated $7,500. The note matures in April 2025 and is secured by the Company’s assets. Borrowings bear interest at either a fixed rate (3.5% per annum in excess of LIBOR rate) or variable rate (0.25% in excess of Reference Rate) as selected by management.

Future scheduled maturities of notes payable are as follows:

For the Years Ending March 31,	Amount
2023	$410,000
2024	205,834
2025	60,000
2026	5,000
$680,834

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ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 8 - Notes payable (continued)

In May 2020, the Company received loan proceeds in the amount of $1,367,000 under the Paycheck Protection Program (“PPP”) issued by the Small Business Administration (“SBA”). The PPP, established as part of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), provided for loans to qualifying businesses in amounts up to 2.5 times the average monthly payroll expenses of the qualifying business for the defined qualifying time-period. The loan and accrued interest are forgivable after the applicable time period in the CARES Act as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. In December 2020, the Company was informed that the PPP loan in the amount of $1,364,213 and the related accrued interest was forgiven by the SBA. The remaining balance of $2,787 that was not forgiven by SBA was repaid by the Company during the year ended March 31, 2021. Forgiveness of the loan is recognized as other income during the year ended March 31, 2021.

During the year ended March 31, 2021, the Company obtained a $10,000 grant under Economic Injury Disaster Loan (“EIDL”) program. The loan proceeds from this grant were interest free and did not require repayment. The Company included the grant proceeds in other income on the income statement during the year ended March 31, 2021.

Note 9 - Accrued expenses

Accrued expenses consisted of the following:

	March 31,
	2022	2021
Rebates	$365,671	$724,950
Vacation	363,155	379,445
Payroll and related	340,604	437,817
Sales expenses	260,047	243,696
Advertising allowance	256,059	374,041
Interest	41,957	37,659
Professional services	30,135	587,566
Accrued taxes	7,982	-
	$1,665,610	$2,785,174

Note 10 - Related party transactions

The Company is a member of a controlled group of companies and has revenue and cost-sharing activities with other members of the controlled group. Results of operations and financial condition may not represent amounts that would have been reported if the Company operated as an unaffiliated entity.

The Company has an exclusive manufacturing and technical assistance agreement with Zircon de Mexico S.A. de C.V. (the “Contractor”), an entity which is owned by certain shareholders of the Company.

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ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 10 - Related party transactions (continued)

Under the terms of the agreement, the Company provides materials, technical assistance, and expertise to the Contractor, and the Contractor assembles certain of the Company’s products. The Company paid the Contractor for costs incurred in manufacturing the Company’s products, as defined in the contract, plus a profit percentage of approximately 5% of actual cost during the years ended March 31, 2022 and 2021. Total payments including the profit percentage amounted to $2,805,864 and $2,933,484 for the years ended March 31, 2022 and 2021, respectively. As of March 31, 2022 and 2021, the Company had a payable to the Contractor of approximately $85,000 and $346,000, respectively.

The Company has a note payable to the Contractor. The note was established for the purpose of reducing the payable balance and to satisfy the Company’s lender’s requirements. During the year ended March 31, 2022, the Company increased the borrowings by $400,000 to reduce the payable balance and to control the timing of the expected cash payments. The outstanding loan balance at March 31, 2022 was at $800,000. The note bears interest at the current Federal funds rate not to exceed 5% and is limited to an increase of no more than 2% annually. The entire principal balance is due and payable in December 2024 and is subordinated to the line of credit agreement the Company has with the bank.

In September 2017, an affiliated company, Zircon Corporation Limited, was established in the United Kingdom to facilitate the sale of the Company’s products to European customers and operations began during the year ended March 31, 2019. The ownership structure of the affiliate is similar to the ownership of the Company. The Company pays certain administrative and selling expenses of the affiliate. During the years ended March 31, 2022 and 2021, the Company recorded sales to the affiliate of approximately $25,000 and $55,000, respectively. As of March 31, 2022 and 2021, the Company had a receivable from the affiliate of approximately $200,000 and $175,000, respectively.

Note 11 - Notes payable to Stauss Family Administrative Trust

The Company has notes payable to the Stauss Family Administrative Trust to repay loans made to the Company. During the year ended March 31, 2022, the Company management made a one time unscheduled payment of $247,755. The remaining principal balance of $907,420 is due and payable in December 2024. Interest accrued at 5.5% per annum is paid quarterly and included in accrued expenses. The note is subordinated to the line of credit payable to the bank and no payment is to be made on the note without prior approval from the bank.

Note 12 - Income taxes and federal tax deposit

The state franchise tax expense in the statements of income consists of the current state franchise taxes. Franchise tax expense differs from the amount calculated using statutory rates due to the application of research and development credits to the year’s tax liability. For the years ended March 31, 2022 and 2021, the Company had research and development tax credit carryovers of approximately $7,400 and $55,000, respectively. The research and development tax credit is carried forward indefinitely to apply to future state franchise taxes.

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. For the years ended March 31, 2022 and 2021, deferred income taxes are insignificant.

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ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 12 - Income taxes and federal tax deposit (continued)

The Company has elected to use a fiscal year-end different than the year-end for the shareholders, which triggers a federal tax deposit requirement with the Internal Revenue Service. This deposit will be refunded in the event of liquidation or change of fiscal year-end to December 31. Management believes the Company has no obligation to increase the federal deposit amount at March 31, 2022.

Note 13 - Profit sharing and 401(k) plan

The Company has a defined contribution profit sharing plan for all eligible employees. Contributions to the profit sharing plan are determined annually by the Board of Directors. There were no profit sharing contributions made for the years ended March 31, 2022 and 2021.

All eligible employees are also allowed to participate in the Company’s 401(k) plan. The Company’s contributions to the plan are based on a specified percentage of each participant’s eligible contribution, decided annually by the Board of Directors, as defined in the plan document. Company contributions of $51,890 and $51,889 were made to the plan for the years ended March 31, 2022 and 2021, respectively.

Note 14 - Lease commitments

The Company’s corporate headquarters in Campbell, California are leased from the trust of one of its former shareholders for approximately $19,000 per month under a lease expiring in December 2022. The lease requires the Company to pay utilities, maintenance and real estate taxes. Rent expense was $230,340 for each of the years ended March 31, 2022 and 2021.

The Company leases office equipment through a lease that expires in June 2026 and requires monthly lease payments of $987 for a period of five years. The total lease expense for the year ended March 31, 2022 amounted to $8,883.

The Company leases a vehicle through a lease that expires in July 2024 and requires monthly lease payments of $448 for a period of three years. The total lease expense for the year ended March 31, 2022 amounted to $4,082.

The Company had a lease for a vehicle that expired in August 2021. The payments for the lease were $250 per month. The total lease expense for the year ending March 31, 2022 was $999. Future minimum lease commitments are as follows:

For the Years Ending March 31,	Amount
2023	$189,969
2024	17,214
2025	13,187
2026	11,844
2027	2,961
$235,175

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ZIRCON CORPORATION

Notes to the Financial Statements

March 31, 2022 and 2021

Note 15 - Supplemental cash flow information

Cash was paid for the following:

	Year Ended March 31,
	2022	2021
Interest	$300,246	$347,216
California franchise taxes	$25,228	$800

Forgiveness of the Paycheck Protection Program loan of $1,364,213 and Economic Injury Disaster loan of $10,000 were non-cash financing activities for the year ended March 31, 2022.

Note 16 - Concentrations, commitments and contingencies

During the years ended March 31, 2022 and 2021, the Company maintained deposits in a single bank that exceeded the federal insured deposit limit of the Federal Deposit Insurance Corporation (FDIC).

During each the years ended March 31, 2022 and 2021, the Company generated approximately 69% of its total revenue from two customers, respectively. Accounts receivable from these customers amounted to approximately 69% and 71% of total accounts receivable at March 31, 2022 and 2021, respectively.

The majority of the Company’s inventory is manufactured by third party manufacturers located in foreign countries. During each of the years ended March 31, 2022 and 2021, approximately 25% and 35%, respectively, of the Company’s total purchases were from one contract manufacturer. It is possible that unforeseen changes in the business of these manufacturers could disrupt the Company’s inventory supply, and the Company has purchased business interruption insurance to mitigate this risk.

The Company is engaged in legal proceedings incidental to its normal business activities. While the outcome of claims, lawsuits or other proceedings cannot be predicted with certainty, management expects that any such liabilities, to the extent not covered by insurance or otherwise, will not have a material adverse effect on the Company’s financial position or results of operations.

Note 17 - Economic risks and uncertainties

Various uncertainties exist in the current global, economic, and political environment including continued uncertainty related to the impact of the COVID-19 pandemic, disrupted supply chain, staff shortages, and current geopolitical conflicts. The extent of the impact of these uncertainties on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the pandemic outbreak, the impact on the Company’s customers, employees, and general operations, all of which are uncertain and cannot be predicted.

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